UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2007

AMBIENT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23723	98-0166007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

79 CHAPEL STREET, NEWTON, MASSACHUSETTS, 02458
(Address of principal executive offices, including Zip Code)

617- 332-0004
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement of a Registrant.

On June 1, 2007, Ambient Corporation (the "Company") borrowed $4 million from Vicis Capital Master Fund (the “Lender”) pursuant to a Bridge Loan Agreement dated as of June 1, 2007 (the "Loan Agreement").  The loan is evidenced by an unsecured promissory note (the “Note”) which accrues interest at the rate of 8% per annum.  Interest and outstanding principal on the Note are due in full on September 4, 2007 (the “Maturity Date”).

Under the terms of the Loan Agreement, the Company will use the proceeds of the loan to repay and prepay portions of its outstanding 8% Senior Secured Convertible Debentures issued in May 2006 and for general corporate purposes.

The Loan Agreement contains various affirmative and negative covenants customary for a loan agreement.  Under the Loan Agreement, while the Note is outstanding, the Company is restricted from taking certain actions, including incurring indebtedness or liens (other than for certain specified exemptions), selling, transferring, leasing or otherwise disposing of more than 10% of its consolidated assets, engaging in a “Change in Control Transaction” (as defined in the Loan Agreement) or amending its charter documents.  The Loan Agreement also provides for a break-up fee of $400,000 payable to the Lender if the Company fails to close a debt or equity financing transaction by the Maturity Date in which the Lender participates.  In addition, if the Lender does not receive such breakup fee because it has participated in a subsequent debt or equity financing of the Company, the Lender will have a right of first refusal, until May 31, 2008, to participate in a further subsequent debt or equity financing of the Company.

The holder of the Note may declare the Note due and payable upon the occurrence and continuance of any one or more of the following events of default: (i) the Company's failure to pay principal and interest when due (subject to a five day grace period), (ii) the Company's failure to observe certain negative and affirmative covenants contained in the Loan Agreement if such failure continues for 15 days after notice, (iii) the Company's failure to observe certain other covenants contained in the Loan Agreement if such failure continues for 25 days after notice, (iv) the Company's material breach of any of the representations or warranties made in the Loan Agreement, (v) the Company’s default under any instrument under which there is at the time outstanding any indebtedness of the Company in excess of $25,000, or which results in such indebtedness, in an aggregate amount (with other defaulted indebtedness) in excess of $50,000 becoming due and payable prior to its due date and if such indenture or instrument so requires, the holder or holders thereof (or a trustee on their behalf) shall have declared such indebtedness due and payable or (vi) the Company's insolvency or liquidation or a bankruptcy event.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

99.1	Press release issued by Ambient Corporation dated as of June 4, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBIENT CORPORATION

Dated: June 4, 2007	By: /s/ John Joyce
John Joyce
Chief Executive Officer

EXHIBIT INDEX

Exhibit

Description

99.1	Press release issued by Ambient Corporation dated as of June 4, 2007